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                                                                  EXHIBIT 23.11



                           [JAMES J. ROACH LETTERHEAD]





Albert L. Welsh, President
Summit Environmental Corporation, Inc.
4334 N.W. Expressway, Suite 202
Oklahoma City, OK  73116

Dear Mr. Welsh:

The undersigned consents to serve as a director of Summit Environmental Corporation, Inc. should the proposed merger between it and Summit Technologies, Inc. be approved and effected. Further, the undersigned consents to being named in Amendment No. 1 to Form SB-2 and Amendment No. 1 to Form S-4 Registration Statements filed with the Securities and Exchange Commission as a person who will so serve as a director.

                                             Sincerely,

                                             /s/ James J. Roach

                                             James J. Roach

Dated:  July 21, 1998




                                                                   Exhibit 23.11
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